Exhibit 99.1

ProMed Health Care Administrators, Inc.

Financial Statements

September 30, 2006, 2005 and 2004

(With Independent Auditors’ Report Thereon)

ProMed Health Care
Administrators, Inc.

(A Wholly Owned Subsidiary of
ProMed Health Services
Company)

Financial Statements as of September 30,
2006 and 2005, and for each of the three
years in the period ended September 30, 2006
and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
ProMed Health Care Administrators, Inc.:

We have audited the accompanying balance sheets of ProMed Health Care Administrators, Inc. (the ”Company”), a wholly owned subsidiary of ProMed Health Services Company, as of September 30, 2006 and 2005, and the related statements of income, stockholder’s equity, and cash flows for each of the three years in the period ended September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

As described in Notes 1 and 3 to the financial statements, the Company has significant transactions with its affiliated entities. The amounts of such transactions may not necessarily be indicative of amounts the Company would have incurred had the Company been operated as an unaffiliated entity.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
January 22, 2007

PROMED HEALTH CARE ADMINISTRATORS, INC.

(A Wholly Owned Subsidiary of ProMed Health Services Company)

BALANCE SHEETS

AS OF SEPTEMBER 30, 2006 AND 2005

	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,408,148	$5,423,660
Short-term investments	1,000,000	1,000,000
Accounts receivable	337,265	72,901
Prepaid expenses and other current assets	20,055	23,048
Income taxes receivable		189,117
Deferred tax asset	200,563	82,107

Total current assets	8,966,031	6,790,833

PROPERTY AND EQUIPMENT—Net	434,496	574,847

DEPOSITS	3,725	3,725

TOTAL	$9,404,252	$7,369,405

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$50,257	$42,535
Income tax payable	63,781
Accrued compensation	1,785,741	1,518,832

Total current liabilities	1,899,779	1,561,367

DEFERRED RENT	142,617	85,799

DEFERRED TAX LIABILITY	38,674	64,141

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDER’S EQUITY:
Common stock, no par value—authorized, 10,000 shares; issued and outstanding, 10,000 shares at September 30, 2006 and 2005	10,000	10,000
Additional paid-in capital	561,851	561,851
Retained earnings	6,751,331	5,086,247

Total stockholder’s equity	7,323,182	5,658,098

TOTAL	$9,404,252	$7,369,405

See notes to financial statements.

PROMED HEALTH CARE ADMINISTRATORS, INC.

(A Wholly Owned Subsidiary of ProMed Health Services Company)

STATEMENTS OF INCOME

FOR THE YEARS ENDED SEPTEMBER 30, 2006, 2005, and 2004

	2006	2005	2004

REVENUE:
Administrative fees	$10,426,759	$9,742,875	$8,727,344
Medical premiums	5,152,152	5,449,920	5,330,243
Other	165,235	153,145	187,280

Total revenue	15,744,146	15,345,940	14,244,867

OPERATING EXPENSES:
Selling, general, and administrative	7,455,913	7,414,781	6,846,216
Medical premiums expense	4,533,894	4,795,929	4,690,615
Depreciation and amortization	190,893	211,626	226,137

Total operating expenses	12,180,700	12,422,336	11,762,968

OPERATING INCOME	3,563,446	2,923,604	2,481,899

OTHER INCOME—Net:
Interest income	212,615	101,144	62,651
Other expense	(9,236)	(33,678)	14,786

Total other income—net	203,379	67,466	77,437

INCOME BEFORE INCOME TAX EXPENSE	3,766,825	2,991,070	2,559,336

INCOME TAX EXPENSE	1,529,771	1,230,462	1,025,492

NET INCOME	$2,237,054	$1,760,608	$1,533,844

See notes to financial statements.

PROMED HEALTH CARE ADMINISTRATORS, INC.

(A Wholly Owned Subsidiary of ProMed Health Services Company)

STATEMENTS OF STOCKHOLDER’S EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2006, 2005, and 2004

			Additional		Total
	Common Stock		Paid-In	Retained	Stockholder’s
	Shares	Amount	Capital	Earnings	Equity

BALANCE—October 1, 2003	10,000	$10,000	$505,000	$2,748,868	$3,263,868

Net income				1,533,844	1,533,844

Contributed capital			20,181		20,181

Dividend				(410,453)	(410,453)

BALANCE—September 30, 2004	10,000	10,000	525,181	3,872,259	4,407,440

Net income				1,760,608	1,760,608

Contributed capital			36,670		36,670

Dividend				(546,620)	(546,620

BALANCE—September 30, 2005	10,000	10,000	561,851	5,086,247	5,658,098

Net income				2,237,054	2,237,054

Dividend				(571,970)	(571,970)

BALANCE—September 30, 2006	10,000	$10,000	$561,851	$6,751,331	$7,323,182

PROMED HEALTH CARE ADMINISTRATORS, INC.

(A Wholly Owned Subsidiary of ProMed Health Services Company)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2006, 2005, and 2004

	2006	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,237,054	$1,760,608	$1,533,844
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	190,893	211,626	226,136
Deferred income taxes	(143,923)	149,059	(136,780)
Loss on disposal of property and equipment		29,984
Changes in operating assets and liabilities:
Accounts receivable	(264,364)	(72,901)
Prepaid expenses and other current assets	2,993	21,950	(6,420)
Income taxes receivable/payable	252,898	(121,423)	(31,355)
Deposits		64,196	(50,000)
Accounts payable and other accrued expenses	7,723	(96,823)	(59,985)
Accrued compensation	266,909	224,149	291,667
Deferred rent	56,818	85,799

Net cash provided by operating activities	2,607,001	2,256,224	1,767,107

CASH FLOWS FROM INVESTING ACTIVITIES—
Purchases of property and equipment	(50,543)	(456,414)	(79,323)
Proceeds from restricted cash			300,000
Net Cash (used in) provided by investing activities	(50,543)	(456,414)	220,677

CASH FLOWS USED IN FINANCING ACTIVITIES
Contributiuon from parent	—	36,670	20,131
Dividends paid	(571,970)	(546,620)	(410,453)
Net cash used in financing activities	(571,970)	(509,950)	(390,272)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,984,488	1,289,860	1,597,512

CASH AND CASH EQUIVALENTS—Beginning of year	5,423,660	4,133,800	2,536,288

CASH AND CASH EQUIVALENTS—End of year	$7,408,148	$5,423,660	$4,133,800

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—Cash paid during the year for income taxes	$1,420,796	$1,191,072	$1,126,720

See notes to financial statements.

PROMED HEALTH CARE ADMINISTRATORS, INC.

(A Wholly Owned Subsidiary of ProMed Health Services Company)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED SEPTEMBER 30, 2006, 2005, AND 2004

1.                      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation—ProMed Health Care Administrators, Inc. (the “Company”), a California-registered third-party administrator organization, was formed and commenced operations in 1991. Effective September 30, 1994, the Company became a wholly owned subsidiary of ProMed Health Medical Group Network (the “Medical Group”), a California professional corporation, formerly Pomona Valley Medical Group, Inc. Effective December 9, 1996, the shareholders of the Medical Group formed a sister corporation, ProMed Health Services Company (“PHS” or the “Parent”). The Medical Group’s ownership interest in the Company was transferred to PHS on December 9, 1996. The Company provides comprehensive management services to its affiliated independent physician associations and medical groups in Los Angeles County and San Bernardino County. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The company held a limited Knox-Keene license from the California Department of Corporations, which subjected the Company to certain regulatory requirements.  Pursuant to the license, the Company assigned $300,000 of cash as restricted in use.  Additionally, the Company was required to maintain tangible net equity in excess of $1,000,000.  During the year ended September 30, 2004, the Company voluntarily surrendered its license back to the California Department of Corporations. Cash restricted use status was released upon surrender of license.

The Company derives substantially all of its revenues from the Medical Group and, therefore, is dependent on the Medical Group’s ability to maintain profitable operations and cash flow and to continue to purchase services from the Company.

Revenue Recognition—The Company’s revenues from management and administrative services are recognized in the period the services are rendered and are recorded at fixed amounts billed or billable to medical groups, pursuant to management service agreements.

Medical premiums for the benefit of the Medical Group represent capitation revenues received from a health plan and are recognized in the month in which the related enrollees are entitled to the services.

Transactions With Affiliates—The Company has various transactions with a sister corporation, the Medical Group. The amounts of such transactions may not necessarily be indicative of amounts the Company would have incurred had the Company been operated as an unaffiliated entity.

Cash and Cash Equivalents—Cash and cash equivalents are composed of cash, money market mutual funds, and certificates of deposit with original maturities of less than 90 days.

Short-Term Investments—The Company determines the appropriate classification of its investments at the time of acquisition. Available-for-sale securities are carried at fair value with unrealized gains and losses included as a separate component of stockholder’s equity. As of September 30, 2006 and 2005, the Company has $1,000,000, of short-term investments in various mutual funds, which are classified as available-for-sale securities, and for which cost approximated fair value.

Accounts Receivable—Accounts receivable are primarily amounts due from the Medical Group for management fee. No allowance for uncollectible accounts has been established at September 30, 2006, as the amount has been subsequently collected.

Property and Equipment—Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided for using the straight-line method over the shorter of the estimated useful lives of the assets or the terms of underlying leases. Estimated useful lives are three to seven years for furniture, fixtures, computer equipment, and software.

Income Taxes—The Company follows Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the future consequences of events that have been previously recognized in the Company’s financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and the tax bases of the Company’s assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Deferred Rent—Rental expense on operating leases is recognized on a straight-line basis. Deferred rent represents rental expense, recorded on a straight-line basis, in excess of actual payments.

Long-Lived Assets—Management reviews long-lived assets to be held and used in the Company’s operations for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management deems the long-lived assets to be impaired if estimated undiscounted future cash flows generated from the asset or group of assets are less than their carrying amount. Management has evaluated its long-lived assets and has not identified any impairment as of September 30, 2006 and 2005.

Comprehensive Income—There was no difference between net income and comprehensive income for the years ended September 30, 2006, 2005 and 2004; therefore, a statement of comprehensive income has not been presented.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements—In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes, by defining a criterion than an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is currently assessing the impact the adoption of FIN 48 will have on its financial position and results of operations. The Company will adopt FIN 48 no later than fiscal year 2008.

2.                      PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2006 and 2005, consist of the following:

	2006	2005

Furniture and equipment	$423,280	$399,223
Computers and software	1,055,345	1,028,859
Leasehold improvements	115,068	115,068

	1,593,693	1,543,150

Accumulated depreciation and amortization	(1,159,197)	(968,303)

	$434,496	$574,847

3.                      TRANSACTIONS WITH AFFILIATES AND OTHER RELATED PARTIES

The Company has a management services agreement which began in 1997 with the Medical Group that includes the following provisions: (i) the initial term is 20 years with successive five-year extension periods; (ii) the Medical Group may terminate the agreement without cause, providing they pay to the Company an amount equal to 12 months of revenue, as defined; and (iii) the Company administers payment of expenses associated with providing health care services to enrollees of the Medical Group in return for a percentage of all the Medical Group’s collections.

For the years ended September 30, 2006, 2005 and 2004, revenues from administrative and utilization management services under these contracts amounted to $9,134,863, $8,582,540, and $7,640,772, respectively, which represent 58%, 56%, and 54%, respectively, of total revenues for the Company.

During 2006, 2005, and 2004, the Company received capitation payments of $5,152,152, $5,449,920, and $5,330,243, respectively, for the benefit of the Medical Group, which are recorded as medical premiums in the accompanying financial statements. Correspondingly, the Company paid $4,533,894 $4,795,929, and $4,690,615 in 2006, 2005, and 2004, respectively, net of its administrative fee, to the Medical Group, which are recorded as medical premiums expense in the accompanying financial statements.

During 2006, 2005, and 2004, the Company paid dividend to PHS in the amount of $571,970, $546,620, and $410,453 respectively, and received contributed capital from PHS in the amount of $0, $36,670, and $20,181 in 2006, 2005 and 2004, respectively.

4.                      INCOME TAXES

The Company’s income tax expense for the years ended September 30, 2006, 2005, and 2004, comprises the following:

	2006	2005	2004

Current:
Federal	$1,312,350	$832,523	$906,982
State	361,346	248,881	225,290

	1,673,696	1,081,404	1,162,272

Deferred:
Federal	(135,961)	115,913	(27,714)
State	(7,962)	33,145	(109,066)

	(143,923)	149,058	(136,780)

Total	$1,529,773	$1,230,462	$1,025,492

A reconciliation between the income tax expense, computed at statutory rates, and the Company’s actual income tax expense for the years ended September 30, 2006, 2005, and 2004, is as follows:

	2006	2005	2004

Statutory corporate federal tax expense	$1,280,721	$1,046,136	$870,174
State income and franchise taxes	257,626	190,054	150,200
Nondeductible expenses	6,543	6,845	5,118
Penalties		(1,496)
Dividend received deduction	(15,117)	(11,077)

Total	$1,529,773	$1,230,462	$1,025,492

The tax effects of temporary differences that give rise to deferred tax assets and liabilities at September 30, 2006 and 2005, are presented below:

	2006	2005

Deferred tax assets (liabilities):
Net operating loss carryforward	$9,316	$11,373
State tax	125,395	82,107
Accrued liabilities	75,167
Depreciation and amortization	(47,989)	(75,514)

Net deferred tax asset	$161,889	$17,966

As of September 30, 2006, the Company has net operating loss (“NOL”) carryforwards of approximately $27,000 for federal purposes. The federal NOL carryforwards begin expiring in 2011. The entire federal NOL is subject to a $6,050 annual limitation, due to a prior ownership change.

5.                      SAVINGS AND SALARY DEFERRAL PLAN

The Company has a voluntary savings and salary deferral plan covering substantially all employees. The Company makes matching contributions based on 25% of the first 6% of each participant’s salary deferred through employee contributions to the plan. The plan provides for vesting of Company contributions over a four-year period. During the years ended September 30, 2006, 2005, and 2004, contributions made by the Company were $73,045, $72,504, and $66,405 respectively.

6.                      COMMITMENTS AND CONTINGENCIES

The Company leases an office facility which is owned or controlled by the Company’s shareholders or their affiliates and various equipments under noncancelable operating leases expiring at various dates through 2014. The office lease contains an escalation clause based on the increase of the rent per square footage. Future minimum lease payments under these noncancelable leases as of September 30, 2006, are as follows:

	Related	Nonrelated
	Entities	Entities	Total

2007	$395,900	$13,770	$409,670
2008	409,002	10,607	419,609
2009	422,673	5,114	427,787
2010	439,762		439,762
2011	461,408		461,408
Thereafter	1,654,804	1,654,804

Total minimum lease payments	$3,783,549	$29,491	$3,813,040

Rental expense was $523,159, $510,556, and $251,291 for the years ended September 30, 2006, 2005, and 2004 respectively.

Cash Concentration—The Company maintains its cash and cash equivalents with primarily three financial institutions. This potentially subjects the Company to concentrations of credit risk related to temporary cash investments that are in excess of the federally insured amounts of $100,000 per account.

Professional Liability Insurance—The Company has professional liability insurance coverage under a policy issued by a commercial insurance carrier. Professional liability insurance coverage is on a claims-made basis up to $2,000,000 on individual claims and $4,000,000 in aggregate on an annual basis.

Regulatory Changes—The health care industry is subject to numerous laws and regulations of federal, state, and local governments. Compliance with these laws and regulations can be subject to government review and interpretation, as well as regulatory actions unknown and unasserted at this time. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of regulations by health care providers, which could result in the imposition of significant fines and penalties, as well as significant repayments of previously billed and collected revenues for patient services.

Litigation—In the ordinary course of business, the Company is subject to various legal actions from time to time, arising out of the conduct of the Company’s business. Management believes that, based on current knowledge, the outcome of any such pending matters will not have a material adverse effect on the Company’s financial position or results of operations.

Economic Dependency—The Company is dependent on the success of the Medical Group, which contracts with various health plans to provide certain health care services to its members on a prepaid basis. All of the Medical Group’s capitation revenue is derived from a limited number of health plan contracts, which extend through various dates. Two of the Medical Group’s health plan contracts accounted for approximately 59%, 59% and 56% of the total capitation revenue for the years ended September 30, 2006, 2005, and 2004 respectively.

7. SUBSEQUENT EVENT (UNAUDITED)

Effective June 1, 2007, the Company was acquired, in connection with the acquisition of its Parent, by Prospect Medical Holdings, Inc. (Prospect), for total consideration of $22,084,752, comprised of $17,682,463 in cash and 710,042 shares of Prospect common stock valued at $3,202,289

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